Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the use of our reports dated February 27, 2025, with respect to the consolidated financial statements of Bristow Group Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference. /s/ KPMG LLP Houston, Texas June 4, 2025